Exhibit 99.1

Life Time Reports Third Quarter Fiscal 2022 Financial Results
CHANHASSEN, Minn. (November 9, 2022) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our,” “us,” or the “Company”) (NYSE: LTH) today announced its financial results for the fiscal third quarter ended September 30, 2022.
Bahram Akradi, Founder, Chairman and CEO, stated: “We are pleased with our continued progress this quarter. While the macro-economic background remains a headwind, our strategy of playing offense to enhance the member experience and drive our revenue recovery and growth is working, and we are swiftly turning our focus to margin expansion. We see significant opportunities to continue improving our margins by capturing operating leverage as we continue to grow revenue, optimizing the execution of our key strategic initiatives, continuing our price optimization and driving efficiencies across our club and corporate structure. Additionally, our recently opened athletic resorts are performing well and we are excited to conclude 2022 with a total of 12 new openings with 11 more to come in 2023.”
Third Quarter 2022 Results and Prior Year Comparisons
•Total revenue increased 28.9% to $496.4 million from $385.0 million.
•Comparable center sales increased 25.6%.
•Center memberships totaled 728,729 on September 30, 2022, an increase of 9.0% from 668,310 on September 30, 2021, and up approximately 4,000 from June 30, 2022.
•Net income was $24.7 million and included a tax-effected gain of $42.7 million from sale-leasebacks, and $5.1 million in tax-effected non-cash share-based compensation expense.
•Adjusted EBITDA increased 50.9% to $71.0 million from $47.0 million.
Nine-Month 2022 Results and Prior Year Comparisons
•Total revenue increased 41.0% to $1.350 billion from $957.5 million.
•Comparable center sales increased 35.7%.
•Net loss was $15.5 million and included a tax-effected gain of $80.3 million from sale-leasebacks, and $27.2 million in tax-effected non-cash share-based compensation expense.
•Adjusted EBITDA increased 441.2% to $174.7 million from $32.3 million.
New Center Openings
•The Company opened three new centers in the third quarter of 2022 and operated a total of 156 centers as of September 30, 2022.
•The Company has opened five new centers in the nine-month period ending September 30, 2022, and plans to open seven new centers in the fourth quarter, for a total of 12 new centers in 2022.
•The Company plans to open 11 new centers in 2023.
Cash Flow Highlights
•As of September 30, 2022, the Company had total cash and cash equivalents of $107.1 million and no outstanding borrowings under its $475 million revolving credit facility.
•Net cash provided by (used in) operating activities for the three-month and nine-month periods ended September 30, 2022, was $45.0 million and $125.3 million, respectively, compared to $(2.3) million and $(15.3) million in the same prior-year periods, respectively.
•Free cash flow before growth capital expenditures for the three-month and nine-month periods ended September 30, 2022, was $7.4 million and $5.5 million, respectively, compared to $(38.6) million and $(99.5) million in the same prior-year periods, respectively.

Sale-Leasebacks
•During the third quarter 2022, the Company completed sale-leaseback transactions on five properties for gross proceeds of $200 million.
•For the nine-month period ending September 30, 2022, aggregate proceeds from sale-leaseback transactions were approximately $375 million.
•The Company is exploring alternative sale-leaseback structures to optimize our financing cost and preserve the utilization of our net operating losses to offset our growing future taxable income.

Outlook
•For the fourth quarter ending December 31, 2022, the Company is projecting revenue, net loss, and Adjusted EBITDA to be in the ranges of $460 to $490 million, $(10) to $(2) million, and $80 to $90 million, respectively.
•For the full year ending December 31, 2022, the Company is projecting revenue, net loss, and Adjusted EBITDA to be in the ranges of $1.81 to $1.84 billion, $(26) to $(17) million, and $255 to $265 million, respectively.

Conference Call Details
A conference call to discuss the Company’s third quarter financial results is scheduled for today, November 9, 2022, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-451-6152 (international callers should dial 1-201-389-0879) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lifetime.life/. A recorded replay of the conference call will be available after the conclusion of the call and will be available for a period of time online at https://ir.lifetime.life/.
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About Life Time®
Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of nearly 160 athletic country clubs across the United States and Canada. The Company’s healthy way of life communities address all aspects of healthy living, healthy aging and healthy entertainment for those 90 days to 90+ years with integrity and respect for everyone. With a team of more than 30,000, Life Time is committed to providing the best programs and experiences through its athletic country clubs, iconic athletic events and via a complementary and comprehensive digital platform.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain financial measures that are not presented in accordance with the generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow before growth capital expenditures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Adjusted EBITDA is defined as net income (loss) before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations, including incremental costs related to COVID-19. Free cash flow before growth capital expenditures is defined as net cash provided by (used in) operating activities less center maintenance capital expenditures and corporate capital expenditures.
The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.
The Company includes a center, for comparable center sales purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its financial outlook for the fourth quarter and fiscal year 2022, opportunities for growth and margin expansion, consumer demand, industry and economic trends, expected number of new center openings and successful signings and closings of sale-leaseback transactions (including the amount, pricing and timing thereof). These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.
Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive and economic environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure, risks relating to our human capital, risks relating to legal compliance and risk management, risks relating to our financial performance and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2022 (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.
These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Investors
John Rouleau, ICR // investorrelations@lifetime.life
Media
Jason Thunstrom, Life Time Corporate Communications // jthunstrom@lifetime.life or 952-229-7435

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Center revenue	$479,995	$372,000	$1,307,498	$933,690
Other revenue	16,386	13,040	42,404	23,835
Total revenue	496,381	385,040	1,349,902	957,525
Operating expenses:
Center operations	295,253	231,996	814,383	625,322
Rent	63,213	52,513	179,166	154,552
General, administrative and marketing	57,139	45,304	175,650	126,896
Depreciation and amortization	56,400	57,977	171,680	177,005
Other operating (income) expense	(31,358)	14,796	(56,605)	30,660
Total operating expenses	440,647	402,586	1,284,274	1,114,435
Income (loss) from operations	55,734	(17,546)	65,628	(156,910)
Other (expense) income:
Interest expense, net of interest income	(27,696)	(39,849)	(84,732)	(176,144)
Equity in earnings (loss) of affiliate	95	(28)	129	(412)
Total other expense	(27,601)	(39,877)	(84,603)	(176,556)
Income (loss) before income taxes	28,133	(57,423)	(18,975)	(333,466)
Provision for (benefit from) income taxes	3,401	(11,981)	(3,456)	(58,867)
Net income (loss)	$24,732	$(45,442)	$(15,519)	$(274,599)

Income (loss) per common share:
Basic	$0.13	$(0.36)	$(0.08)	$(2.00)
Diluted	$0.12	$(0.36)	$(0.08)	$(2.00)
Weighted-average common shares outstanding:
Basic	$193,918	$145,196	$193,364	$145,196
Diluted	198,381	145,196	193,364	145,196

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$107,069	$31,637
Accounts receivable, net	12,281	6,464
Center operating supplies and inventories	44,084	41,007
Prepaid expenses and other current assets	44,829	48,883
Income tax receivable	—	3,533
Total current assets	208,263	131,524
Property and equipment, net	2,772,385	2,791,464
Goodwill	1,233,176	1,233,176
Operating lease right-of-use assets	2,148,828	1,864,528
Intangible assets, net	173,492	174,241
Other assets	65,403	61,742
Total assets	$6,601,547	$6,256,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,951	$71,308
Construction accounts payable	118,671	83,311
Deferred revenue	32,296	33,871
Accrued expenses and other current liabilities	167,457	147,920
Current maturities of debt	15,046	23,527
Current maturities of operating lease liabilities	50,746	46,315
Total current liabilities	457,167	406,252
Long-term debt, net of current portion	1,775,248	1,775,719
Operating lease liabilities, net of current portion	2,206,753	1,909,883
Deferred income taxes	43,941	55,213
Other liabilities	13,265	18,216
Total liabilities	4,496,374	4,165,283
Stockholders’ equity:
Common stock, $0.01 par value per share; 500,000 shares authorized; 193,991 and 193,060 shares issued and outstanding, respectively.	1,940	1,931
Additional paid-in capital	2,780,190	2,743,560
Accumulated deficit	(666,602)	(651,083)
Accumulated other comprehensive loss	(10,355)	(3,016)
Total stockholders’ equity	2,105,173	2,091,392
Total liabilities and stockholders’ equity	$6,601,547	$6,256,675

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,519)	$(274,599)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	171,680	177,005
Deferred income taxes	(10,957)	(63,467)
Share-based compensation	33,214	6,959
Non-cash rent expense	27,304	11,546
Impairment charges associated with long-lived assets	153	2,455
(Gain) loss on disposal of property and equipment, net	(98,498)	3,515
Loss on debt extinguishment	—	40,993
Write-off of discounts and debt issuance costs	—	18,325
Amortization of debt discounts and issuance costs	5,898	7,761
Changes in operating assets and liabilities	14,055	57,614
Other	(2,010)	(3,429)
Net cash provided by (used in) operating activities	125,320	(15,322)
Cash flows from investing activities:
Capital expenditures	(409,946)	(201,741)
Acquisitions, net of cash acquired	—	(9,139)
Proceeds from sale-leaseback transactions	373,451	73,981
Other	(985)	(1,291)
Net cash used in investing activities	(37,480)	(138,190)
Cash flows from financing activities:
Proceeds from borrowings	8,657	1,907,577
Repayments of debt	(21,993)	(1,602,164)
Proceeds from revolving credit facility	710,000	134,000
Repayments of revolving credit facility	(710,000)	(228,000)
Repayments of finance lease liabilities	(1,043)	(1,133)
Increase in debt discounts and issuance costs	(43)	(45,151)
Proceeds from stock option exercises	3,190	—
Other	(476)	—
Net cash (used in) provided by financing activities	(11,708)	165,129
Effect of exchange rates on cash and cash equivalents	(700)	15
Increase in cash and cash equivalents	75,432	11,632
Cash and cash equivalents—beginning of period	31,637	33,195
Cash and cash equivalents—end of period	$107,069	$44,827

Non-GAAP Measurements and Key Performance Indicators
See “Use of Non-GAAP Financial Measures and Key Performance Indicators” for a discussion of the Non-GAAP financial measures reconciled below.
Key Performance Indicators
($ in thousands, except for Average Center revenue per center membership)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Membership Data
Center memberships	728,729	668,310	728,729	668,310
Digital On-hold memberships	47,273	85,045	47,273	85,045
Total memberships	776,002	753,355	776,002	753,355

Revenue Data
Membership dues and enrollment fees	69.9%	70.2%	70.1%	70.0%
In-center revenue	30.1%	29.8%	29.9%	30.0%
Total Center revenue	100.0%	100.0%	100.0%	100.0%

Membership dues and enrollment fees	$335,717	$261,033	$916,895	$653,584
In-center revenue	144,278	110,967	390,603	280,106
Total Center revenue	$479,995	$372,000	$1,307,498	$933,690

Average Center revenue per center membership (1)	$660	$555	$1,885	$1,554
Comparable center sales (2)	25.6%	58.7%	35.7%	29.9%

Center Data
Net new center openings (3)	3	2	5	6
Total centers (end of period) (3)	156	155	156	155
Total center square footage (end of period) (4)	15,600,000	15,300,000	15,600,000	15,300,000

GAAP and Non-GAAP Financial Measures
Net income (loss)	$24,732	$(45,442)	$(15,519)	$(274,599)
Net income (loss) margin (5)	5.0%	(11.8)%	(1.1)%	(28.7)%
Adjusted EBITDA (6)	$70,975	$47,031	$174,697	$32,277
Adjusted EBITDA margin (6)	14.3%	12.2%	12.9%	3.4%
Center operations expense	$295,253	$231,996	$814,383	$625,322
Pre-opening expenses (7)	$5,350	$633	$9,296	$5,304
Rent	$63,213	$52,513	$179,166	$154,552
Non-cash rent expense (open properties) (8)	$6,762	$2,161	$14,850	$3,824
Non-cash rent expense (properties under development) (8)	$4,907	$3,166	$12,454	$7,722
Net cash provided by (used in) operating activities	$44,995	$(2,283)	$125,320	$(15,322)
Free cash flow before growth capital expenditures (9)	$7,359	$(38,633)	$5,506	$(99,458)
(1)    We define Average Center revenue per center membership as Center revenue less Digital On-hold revenue, divided by the average number of Center memberships for the period, where the average number of Center memberships for the period is an average derived from dividing the sum of the total Center memberships outstanding at the beginning of the period and at the end of each month during the period by one plus the number of months in each period.

(2)    We measure the results of our centers based on how long each center has been open as of the most recent measurement period. We include a center, for comparable center sales purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.
(3)    Net new center openings are the number of centers that opened for the first time to members during the period, less any centers that closed during the period. Total centers (end of period) is the number of centers operational as of the last day of the period. As of September 30, 2022, all of our 156 centers were open.
(4)    Total center square footage (end of period) reflects the aggregate fitness square footage, which we use as a metric for evaluating the efficiencies of a center as of the end of the period. The square footage figures exclude areas used for tennis courts, outdoor swimming pools, outdoor play areas and stand-alone Work, Sport and Swim locations. These figures are approximations.
(5)    Net income (loss) margin is calculated as net income (loss) divided by total revenue.
(6)    We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, including incremental costs related to COVID-19.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.
The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$24,732	$(45,442)	$(15,519)	$(274,599)
Interest expense, net of interest income (a)	27,696	39,849	84,732	176,144
Provision for (benefit from) income taxes	3,401	(11,981)	(3,456)	(58,867)
Depreciation and amortization	56,400	57,977	171,680	177,005
Share-based compensation expense (b)	5,803	4,078	33,214	6,959
COVID-19 related expenses (credits) (c)	354	(221)	937	(410)
(Gain) loss on sale-leaseback transactions (d)	(48,583)	2,227	(98,167)	3,057
Capital transaction costs (e)	—	588	255	588
Legal settlements (f)	—	(44)	—	(44)
Other (g)	1,172	—	1,021	2,444
Adjusted EBITDA	$70,975	$47,031	$174,697	$32,277
(a)    For the nine months ended September 30, 2021, we incurred a non-cash expense of $41.0 million related to the extinguishment of a related party secured loan and $18.3 million related to the write-off of debt discounts and issuances costs in connection with the extinguishment of our prior term loan facility, senior unsecured notes and the related party secured loan.
(b)    Share-based compensation expense recognized during the three and nine months ended September 30, 2022, is associated with stock options, restricted stock and restricted stock units. Share-based compensation expense recognized during the three and nine months ended September 30, 2021, was associated with restricted stock and restricted stock units. No share-based compensation expense was recognized during the three and nine months ended September 30, 2021, related to stock options because the vesting and exercisability of stock options granted by the Company up through September 30, 2021, was contingent upon the occurrence of a change of control or an initial public offering.
(c)    Represents the incremental net expenses (credits) we recognized related to the COVID-19 pandemic. We adjust for these costs as they do not represent costs associated with our normal ongoing operations. We believe that adjusting for these costs provides a more accurate and consistent representation of our actual operating performance from period to period. For the three and nine months ended September 30, 2022, COVID-19 related expenses primarily consisted of legal-related costs in pursuit of our claim against Zurich. For the three and nine months ended September 30, 2021, COVID-19 related credits primarily consisted of the recovery of certain qualifying expenses under the CARES Act, partially offset by COVID-19 legal-related costs in pursuit of our claim against Zurich.
(d)    We adjust for the impact of gains or losses on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(e)    Represents one-time costs related to capital transactions, including debt and equity offerings that are non-recurring in nature but excluding direct costs related to the IPO that were netted against the proceeds of the IPO.

(f)    We adjust for the impact of large class action and unusual legal settlements paid or recoveries received. These are non-recurring in nature and do not reflect costs associated with our normal ongoing operations.
(g)    Includes costs associated with incremental expenses related to a winter storm that resulted in historical freezing temperatures affecting our Texas region in 2021, severance and other transactions which are unusual and non-recurring in nature.
(7)    Represents non-capital expenditures associated with opening new centers which are incurred prior to the commencement of a new center opening. The number of centers under construction or development, the types of centers and our costs associated with any particular center opening can vary significantly from period to period.
(8)    Reflects the non-cash portion of our annual GAAP operating lease expense that is greater or less than the cash operating lease payments. Non-cash rent expense for our open properties represents non-cash expense associated with properties that were operating at the end of each period presented. Non-cash rent expense for our properties under development represents non-cash expense associated with properties that are still under development at the end of each period presented.
(9)    Free cash flow before growth capital expenditures, a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities less center maintenance capital expenditures and corporate capital expenditures.
The following table provides a reconciliation from net cash provided by (used in) operating activities to free cash flow before growth capital expenditures (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$44,995	$(2,283)	$125,320	$(15,322)
Center maintenance capital expenditures	(22,462)	(18,078)	(57,915)	(43,045)
Corporate capital expenditures	(15,174)	(18,272)	(61,899)	(41,091)
Free cash flow before growth capital expenditures	$7,359	$(38,633)	$5,506	$(99,458)

Capital Expenditures Summary
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Growth capital expenditures, net of construction reimbursements (1)	$119,670	$43,418	$290,132	$117,605
Center maintenance capital expenditures	22,462	18,078	57,915	43,045
Corporate capital expenditures	15,174	18,272	61,899	41,091
Total capital expenditures	$157,306	$79,768	$409,946	$201,741
(1)    Growth capital expenditures include new center land and construction, growth initiatives, major remodels of acquired centers, and the purchase of previously leased centers.
Proceeds from Sale-Leaseback Transactions
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Proceeds from sale-leaseback transactions	$199,205	$40,048	$373,451	$73,981

Reconciliation of Net Loss to Adjusted EBITDA Guidance for Fourth Quarter and Fiscal Year 2022
($ in millions)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2022	December 31, 2022
Net loss	$(10) - $(2)	$(26) - $(17)
Interest expense, net of interest income	29 - 28	114 - 113
Provision for (benefit from) income taxes	(2) - 0	(5) - (4)
Depreciation and amortization	57 - 58	229 - 230
Share-based compensation expense	6 -’ 6	39 - 39
COVID-19 related expenses	0 - 0	1 -’ 1
Gain on sale-leaseback transactions	0 - 0	(98) - (98)
Other non-recurring expenses	0 - 0	1 -’ 1
Adjusted EBITDA	$80 - $90	$255 - $265